FOR IMMEDIATE RELEASE

CORE LAB PRESENTS AT JOHNSON RICE ENERGY CONFERENCE

AMSTERDAM (29 September 2015) - Core Laboratories N.V. (NYSE: "CLB US")(Euronext Amsterdam: "CLB NA") announces that our Chairman and Chief Executive Officer, David M. Demshur, will be speaking at the Johnson Rice Energy Conference in New Orleans, Louisiana on Tuesday, September 29, 2015. At the conference, he will be delivering information in a prepared question and answer format. The answers do not impact our Q3 2015 EPS guidance, but do address Q4 2015 industry activity and its possible impact on our previously given Q4 2015 guidance. The questions and answers are attached to this press release and are also available under “Presentations” on our website, http://www.corelab.com/investors.

Core Laboratories N.V. (www.corelab.com) is a leading provider of proprietary and patented reservoir description, production enhancement, and reservoir management services used to optimize petroleum reservoir performance. The Company has over 70 offices in more than 50 countries and is located in every major oil-producing province in the world.

This release includes forward-looking statements regarding the future revenues, profitability, business strategies and developments of the Company made in reliance upon the safe harbor provisions of Federal securities law. The Company's outlook is subject to various important cautionary factors, including risks and uncertainties related to the oil and natural gas industry, business conditions, international markets, international political climates and other factors as more fully described in the Company's 2014 Form 10-K filed on 17 February 2015, and in other securities filings. These important factors could cause the Company's actual results to differ materially from those described in these forward-looking statements. Such statements are based on current expectations of the Company's performance and are subject to a variety of factors, some of which are not under the control of the Company. Because the information herein is based solely on data currently available, and because it is subject to change as a result of changes in conditions over which the Company has no control or influence, such forward-looking statements should not be viewed as assurance regarding the Company's future performance. The Company undertakes no obligation to publicly update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

For more information contact:
Richard L. Bergmark - CFO, +1 713 328 2101
investor.relations@corelab.com

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Johnson Rice Energy Conference
Core Laboratories - Question and Answer Session
New Orleans - September 29

This document contains, and has materials that contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E or the Securities Exchange Act of 1934, as amended. The words ‘expected’, ‘will’, ‘may’, ‘should’ and similar expressions are intended to identify forward-looking statements.
Core Laboratories’ expectations regarding any specific matter is only its forecast regarding the matter. A forecast may be substantially different from actual results, which are affected by various factors that are either enumerated on each page or in the Company’s various filings with the Securities and Exchange Commission.
Core Lab (CLB) Group meeting discussion topics/questions:

Q:
On the topic of the v-shaped recovery outlook - How if at all has the recent production data as well as the commodity price volatility impacted Core’s expectations for flattish 2H activity levels with expectations for increased global drilling activity beginning in early ’16?

◦	Expect recent commentary from PEMEX (~10% y/y) and Russia (potential ~800bpd decline) production outlooks likely provide increasing confidence?

◦
Interesting comments on Middle East production sustainability from last quarter’s call - Can you elaborate more on comments related to potential water production from the carbonate reservoirs at existing production rates?

A:
The recent production data has definitely corroborated Core’s statements regarding its outlook and views on decline in not only the US crude oil production levels, but also global crude production. However with regards to the commodity price and the argument for “lower for longer”, crude oil prices are strongly related to worldwide demand and oil production trends from more opaque markets like Russia, Iran, and the greater Middle East. Recent slowing of Chinese economic growth would have profound implications for the continued growth of commodity consumption. Core Lab is not an expert in worldwide demand or the strength or weakness of the US dollar (as crude oil is priced in US dollars) --two variants that impact the ultimate price of crude.  Recent EIA crude oil production data points indicate that US production is already down nearly 500,000 barrels of oil production per day (bopd) with recent production cuts already announced from some Middle East producers. As quoted, “The decline curve always wins and it never sleeps” - crude oil prices will certainly climb when crude oil markets balance. This balance may have been pushed out by questions of Chinese growth and the prospects of additional crude from Iran hitting the market.

Even though Core still anticipates the worldwide crude oil markets balancing in early 2016, and, the V-shaped recovery in operating activities to follow, Core will continue to right size its cost basis for current activity levels.
Some recent reports have suggested that Q4 2015 activity levels in North America could be down significantly from current levels which would also have an impact for our operations in North America, primarily our Production Enhancement segment.
From Q2 to Q3 2015, Core did realize flattish activity levels with an upward bias to operating margins as per earlier earnings guidance. Core is now seeing a weakening environment in Q3 industry activity, but no change to its Q3 EPS guidance, and now projects a significant decrease in Q4 operating activities, especially in North American tight oil (shale) plays due to E&P budget constraints and lower free cash flow levels for E&P companies due to low commodity prices. Core’s Production Enhancement

Johnson Rice Energy Conference
Core Laboratories - Question and Answer Session
New Orleans - September 29

segment would then realize sequential decreases in revenue and operating margins as well, and to a lesser degree, decreases in revenue and margins in the Company’s Reservoir Description segment.
Year-over-year crude oil production continues to fall in Mexico, now down 11% from year-earlier levels and is expected to continue to decline due to further budget cuts at Pemex. Russian production is more difficult to gauge due to the opaque nature of production data - however, at these commodity levels Russian officials have stated that production declines are expected in Q4 2015.
With regards to production levels in the Middle East, all countries are producing near maximum levels. Core believes there is very little spare production capacity remaining in the Middle East. Most producing reservoirs are carbonate rocks and one of the dangers associated with producing at maximum levels from carbonate reservoirs is that you start drawing or producing larger amounts of water, significantly changing the reservoir properties. Based on the production levels throughout the Middle East, this is probably a valid concern if production continues at those levels. History and science around carbonate reservoirs would also suggest, once you start producing larger amounts of water, the reservoir will produce larger amounts of water even at reduced production levels. Several weeks ago Saudi Aramco publicly announced a 300k bopd reduction in production and Iraqi production will also realize declines in Q4 2015.

Q:
More specifically to the US production side - do you still expect to see production down ~500k bpd from peak by year-end? How do you factor in potential for production from drilled but uncompleted wells and any estimate on number out there today?

◦	Expectations for ’16 potential production decline rate and magnitude in absence of activity improvement?

◦
Within same discussion - in a recovery scenario such as the one laid out, where do you believe the US rig count would trend given the increased drilling efficiencies taking place today (vs. recent peak of ~1,800+ rigs)?

A:
Core now expects that US production levels will be down more than 500k bopd from peak by year-end, and based on the most recent EIA reports, production levels are already down 500K bpd from the peak in April 2015. Core now projects US production to fall more than 700k bopd by year-end 2015. Currently, US production has an estimated net decline curve rate of 7.8%. With regards to drilled but uncompleted (DUC) wells, this is definitely a piece of the puzzle, and Core sees some of this playing out in the Bakken. When operators do decide to complete these wells, these are also revenue opportunities for our Production Enhancement segment to sell either perforating systems or run diagnostic services around those completion events.

At current activity levels, Core projects US crude oil production to fall a further 900k bopd in 2016 yielding an estimated net decline curve rate of 10.1%, nearly four times the estimated average worldwide net decline curve rate of 2.5%.

Q:
Over the years, Core has discussed the ability to grow revenue 2-4% greater than the market - how if at all has this pace changed through the recent downturn and what are your expectations for market share positioning through a recovery?

A:
Over the past twenty years Core has been able to grow its revenue base by 200 to 400 basis points above the worldwide oilfield activity level. For example, in a year when activity levels are expected to

Johnson Rice Energy Conference
Core Laboratories - Question and Answer Session
New Orleans - September 29

increase by 6 percent, Core would guide CLB’s revenue to be up 8 to 10 percent. Obviously, with the decreasing level of activity worldwide, Core expects in 2015 and 2016 revenue to decrease but still out-perform the market by those 200 to 400 basis points, or more.

Q:
Production Enhancement is benefiting from activity in the deepwater lower tertiary trend in the Gulf of Mexico, as Core provides its higher margin suite of completion diagnostic services, which helped to offset the onshore pressures. Do you still continue to see strong activity levels out of the Gulf of Mexico with ’15 likely to be the company’s most active year in the region.

A:
Yes, the Company stated that deepwater Gulf of Mexico has been one of the most active years for Core Laboratories, and Core expects that to continue in the third quarter. However, strong loop currents have delayed several jobs. Loop currents have been particularly strong the last three months and continue today.

Q:
How would you describe operator sentiment with regard to potentially focusing more intently on technology through the downturn than most would have anticipated (i.e. value additive technology will be tough sell and first to be cut in downturn not playing out).

A:
Core has guided third quarter 2015 operating margins to increase sequentially over Q2 2015 levels owing to right sizing the Company’s cost basis vis-à-vis then current activity levels, and, the continued use by Core’s clients of new services and technologies that carry higher margins creating higher incremental operating margins.

Q:
Refrac opportunity has been discussed largely around the industry and you recently mentioned your Shale Reservoir Quality Index - can you discuss how this implementation has driven new business on Production Enhancement side?

A:
Core has been working the refac market for several years with the invention of the Company’s patented HTD - Blast technology. Read the Production Enhancement discussion contained Core’s Q1 2013 EPS release where several Woodford refracs were successfully conducted for BP, more than doubling production on several of the wells. Currently, Core is involved in numerous refracs in the Hayesville and Barnett shales, resulting in revenue opportunities for Production Enhancement.

Q:	On the recent acquisition front, can you speak to the Sanchez Technology strategic purchase and how the mercury-free PVT equipment is becoming increasingly integral in HPHT testing.

A:
Core was seeing a trend, where more and more reservoir fluid phase-behavior datasets were being requested by clients over shorter and shorter time periods. Usually, reservoir fluids were being sampled from producing fields every quarter or so. Currently, on the extreme, Core has clients in the North Sea that are producing from fields that have high decline curve rates, high rates of pressure differentials, combined with high water cuts, that require the client to take new fluid samples every two weeks for analysis. The automation of the Sanchez reservoir fluids phase behavior measuring equipment was perfect to handle these increasing amounts of samples.

More importantly, from the deepwater fields, measuring the correct pressure differentials related to how to produce these fields is critical to ensure that they are going to maximize the ultimate recovery rate and ultimate estimated recovery amounts.

Johnson Rice Energy Conference
Core Laboratories - Question and Answer Session
New Orleans - September 29

The purchase of Sanchez gave Core the capability of much greater pressure and temperature windows. Sanchez was a chief provider to Core Laboratories, and Core was impressed with Sanchez engineers. So Core opened discussions and found that Sanchez equipment could possibly go to higher pressures and temperatures. Sanchez needed additional capital to develop this higher rated equipment so Core decided to open up acquisition talks that led to Core acquiring all of the Sanchez technology. Moreover, many of Core’s clients insisted that reservoir fluid phase behavior analyses be conducted in mercury-free equipment which is more environmentally friendly over conventional fluid analyses that still is performed in mercury based equipment.

Q:	In our view, EoR remains a sizable opportunity for you as well - appears increasing demand on this front which plays into increased demand for core/fluid analysis?

A:
Core Laboratories is a technological leader in enhanced oil recovery (EOR) techniques including, but not limited to, miscible gas flooding technology. All of the IOCs and many of the NOCs also are investing in developing these techniques for both onshore and offshore fields, especially fields in high cost deep-water environments. Knowledge of the phase behavior interaction between the three primary in-situ reservoir fluids (natural gases, crude oil, and water) at differing pressures and temperatures are mission critical for successful EOR programs, especially deep-water fields at elevated temperatures and pressures. For example, Core Lab is the only Company on the planet that can accurately generate fluid phase behavior data sets from fully visible measurements at 29,000 pounds per square inch (psi) and 390 degrees Fahrenheit, pressures and temperatures that occur in deep-water reservoirs worldwide. Core today generates more revenue from analyzing reservoir fluids than analyzing cores from reservoirs. EOR will continue to gain importance as oil companies discover fewer new fields and will rely on the existing production base (the 4,000 fields of size) to maintain or increase their oil production levels. The last decade when oil companies discovered more crude oil than was consumed by the planet was back in the 1970s! EOR already is, and will become, a bigger winner for CLB.

Q:	Cost reductions largely completed in 2Q15, expect any further rationalization necessary at this point?

A:
Core’s current head count of 4,400, down from 5,000 a year ago, is at levels not seen since the 2003 to 2005 time period. The reduction in force is 2/3rd related to lower oil company activity levels due to the low commodity price environment and the remaining 1/3rd of head-count reduction is related to worldwide automation.

Should oilfield activity levels head lower in Q4, especially in North America, Core may need to right size its cost base once again. The slowing activity level is anticipated to be significant, so the Company is currently reducing cost levels to maintain operating margins and returns on invested capital going into 2016.
As worldwide crude oil markets balance into 2016, Core expects commodity prices will recover to prior levels - which should cause worldwide oil company activity levels to significantly increase, Core then expects margins to return to prior record levels, with potential to the upside due to the continued annual addition of new services and technologies coupled with automated processes.

Q:
As it relates to Reservoir Description segment - can you discuss the pricing and margin stability of the business in the current market particularly given pricing pressure on other portions of the well cost - most notably rig dayrates (down ~50%)?

Johnson Rice Energy Conference
Core Laboratories - Question and Answer Session
New Orleans - September 29

A:
Core Lab establishes prices for all of its services and technologies with the value in mind that is created for Core’s client. This creates a win-win situation for CLB and the oil company client. Core develops a lot of its new services and technologies working in conjunction with our most technologically sophisticated clients - the IOCs and major independents. Together, we are trying to boost daily production rates and, especially, EURs. When Core develops that problem solving technology, Core will price the service at levels below what it would cost the oil company to deliver the same service. That value is reflected in the margins and Reservoir Description’s margins have held up nicely through the first two quarters of 2015.

Q:
Based on the data you have provided operators and with the caveat that shales are not homogeneous - where are we in terms of frac stages/spacing as an industry vs. your guidance for optimal performance (i.e. increased frequency of frac stages and spacing)?

A:
Core continues to believe that the ultimate stimulation and completion methodology remains far in the future. We were the first oilfield service Company to push for longer laterals, more stages and clusters, and more proppant. Core stated five years ago that the stimulation and completion designs of that era would look arcane in the future - today’s stimulation and completions programs will look arcane five years down the road………

Q:
Can you speak to the typical visibility you have on the deepwater coring side and generally what the opportunity set looks like as we enter into ’16 given what has been a deteriorating international deepwater demand profile? In other words, possibly speak to insulation via development/production focused vs. exploration activity.

A:
As Core’s business is tied to existing producing fields as opposed to exploration, the CLB revenue stream is more resilient than a seismic provider, drilling rig company, or pressure pumper. However, our revenue stream is still affected by lower activity levels on a worldwide basis, especially in deepwater plays. Twenty percent of all oil is produced offshore and more than 20 percent of Core’s revenue is from offshore fields. When commodity prices rebound, deepwater activity will follow.

Less than 15% of CLB revenue originates with exploration related programs. CLB’s future revenue business model is to become more weighted to production related projects and even less from exploration.